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                                                                    Exhibit 5.1

                   [Letterhead of Harter, Secrest & Emery LLP]

                                [Form of Opinion]

                               ____________, 2002



Montana Mills Bread Co., Inc.
2171 Monroe Avenue, Suite 205A
Rochester, New York  14618

Ladies and Gentlemen:

         We have acted as counsel to Montana Mills Bread Co., Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, (Registration No. 333-__________) (such Registration Statement, as it may be amended from time to time, is referred to herein as the "Registration Statement") with respect to the registration of 2,000,000 shares of Common Stock, 2,000,000 Redeemable Common Stock Purchase Warrants and 2,000,000 shares of Common Stock underlying such Purchase Warrants (such Common Stock and Purchase Warrants are referred to herein collectively as the "Securities").

         We have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         In our examination of the all corporate records and other documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Our opinions set forth below are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York.

         Based on the foregoing, we advise you that, in our opinion, after the Securities and Exchange Commission has declared the Registration Statement to be effective and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, the Securities, when sold, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933 or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

         The opinions expressed herein are solely for your benefit, and may be relied upon only by you.


                                Very truly yours,